Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment 2 to Form F-4 of Macau Resources Group Limited of our report dated September 18, 2012 relating to the financial statements of Israel Growth Partners Acquisition Corp, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Gruber & Company, LLC

Gruber & Company, LLC

Lake Saint Louis, Missouri
March 13, 2013